                                                                   Exhibit 10.21

                              CONSULTING AGREEMENT

     AGREEMENT (the "Agreement") is made and entered into as of this 10th day of April, 2006, by and between ECOLOGY COATINGS, INC., a California corporation (the "Company"), and MDL CONSULTING GROUP, LLC, a Michigan limited liability company (the "Consultant").

                                    RECITALS:

     WHEREAS, the Company desires to obtain Consultant's consulting services in connection with the Consultant's identification and introduction of a suitable public company (the "Public Company") to the Company and assistance in closing a reverse merger transaction (the "Merger") between the Company and such Public Company and the other matters as set forth in this Agreement; and

     WHEREAS, Consultant desires to provide such services to the Company directly for a fee that will compensate Consultant for time spent for services rendered and costs advanced by Consultant as contemplated in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and conditions hereinafter set forth, the parties agree as follows:

     1. RETENTION OF CONSULTANT. The Company hereby engages and retains Consultant and Consultant hereby agrees to use Consultant's best efforts to render to the Company the consulting services for a period of commencing on the date of this Agreement and terminating on December 31, 2006, or such additional periods as agreed upon in writing by the parties.

     2. CONSULTANT'S SERVICES. Consultant's services under this Agreement shall consist of the following:

          2.1 Identify and introduce the Company to Public Companies that Consultant believes would be suitable for the Company to effect a Merger with; and

          2.2 Introduce the Company to legal, accounting and other professionals who may be necessary to assist in structuring, negotiating and closing the Merger and to become a publicly trading company on and after the Merger on the Nasdaq OTC Bulletin Board.

     3. PAYMENT FOR SERVICES. The Company shall pay Consultant for the services rendered hereunder by issuing Consultant 225 restricted shares of its Common Stock, no par value per share (the "Shares"), of the Company. The value of these Shares shall be deemed to be $9,000, or $40 per share.

          3.1 The Shares will vest in Consultant and the Company will transfer the Shares, or cause the Shares to be transferred, to Consultant upon completion of Consultant's services under Paragraph 2.

          3.2 The issuance of the Shares shall be deemed full and complete consideration for the services to be rendered by Consultant under this Agreement. The Company will reimburse Consultant for all direct expenses incurred by Consultant in performing such services. Consultant shall obtain the approval of the Company prior to incurring any expenses. Consultant will tender requests for reimbursement to the Company and the Company will make the reimbursement to Consultant within ten (10) days after its receipt of written notification.

     4. CONSULTANT'S TIME COMMITMENT; NON-EXCLUSIVE AGREEMENT. Consultant shall devote such time as reasonably requested by the Company for consultation, advice and assistance on matters described in this Agreement and provide the same in such form as the Company requests. The Company agrees that Consultant shall not be prevented or barred from rendering services similar or dissimilar in nature for and on behalf of any person, firm or corporation other than the Company. Consultant agrees that the Company may retain any person, firm or corporation as a consultant or otherwise other than Consultant to render services similar or dissimilar in nature to those rendered or to be rendered by Consultant under this Agreement.

     5. INDEPENDENT CONTRACTOR. The relationship created under this Agreement is that of Consultant acting as an independent contractor. The parties acknowledge and agree that Consultant shall have no authority to, and shall not, bind the Company to any agreement or obligation with any third party. Consultant is not providing legal or accounting services or services as a broker/dealer and such services must be obtained by the Company from other parties.

     6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Consultant shall maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by the Company relating to its business, operations, employees and customers that may give the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that, by reason of Consultant's duties under this Agreement, Consultant may acquire Confidential Information. Consultant recognizes that all such Confidential Information is the property of the Company. During the term of Consultant's engagement by the Company, Consultant shall exercise all due and diligent precautions to protect the integrity of any or all of the Company's documents containing Confidential Information. In consideration of the Company entering into this Agreement, Consultant shall not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information obtained during Consultant's engagement by the Company without the prior written consent of the Company. The parties agree that this Paragraph 6 shall survive the termination of this Agreement.

     7. COMMUNICATIONS WITH CONSULTANT. Consultant will not independently conduct a due diligence review of the Company and will, to a great extent, be relying upon information provided by the Company in rendering services under this Agreement.

     8. NONCIRUMVENTION. The Company shall pay Consultant the compensation set forth in this Agreement if, after the termination of the Agreement, it enters into a Merger or other transaction with any of such Public Companies to whom Consultant, directly or indirectly through a third party, has introduced the Company during the term of this Agreement

     9. EXCULPATION OF LIABILITY AND INDEMNIFICATION. All decisions with respect to consultations or services rendered by Consultant for transactions negotiated for and presented to the

Company by Consultant shall be those of the Company, and Consultant shall have no liability with respect to such decisions. In connection with the services Consultant renders under this Agreement, the Company indemnifies and holds Consultant harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Consultant may become subject and will reimburse Consultant for any legal and other expenses, including attorney's fees and disbursements incurred by Consultant in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such are based upon the information the Company has supplied to Consultant under this Agreement. In connection with the services Consultant renders under this Agreement, Consultant indemnifies and holds the Company harmless against any and all losses, claims, damages and liabilities and the expense, joint and several, to which Company may become subject and will reimburse Company for any legal and other expenses, including attorney's fees and disbursements incurred by the Company in connection with investigating, preparing or defending any actions commenced or threatened or claim whatsoever, whether or not resulting in the liability, insofar as such are based upon or in connection with the services Consultant has rendered under this Agreement.

     10. PIGGYBACK REGISTRATION. If at any time during a two-year period after the Shares are transferred or issued to Consultant the Company determines to file a registration statement with the Securities and Exchange Commission in the United States relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended, of any of its equity securities, then the Company shall offer send to Consultant a written notice of such offering. If within fifteen (15) days after receipt of such notice, Consultant shall so request in writing, the Company will include in such registration statement any or all of the Shares that Consultant requested to be registered; provided, that the Company shall not be required to register any such Shares that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act.

     11. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter contained herein. There are no representations or warranties other than as shall be set forth in this Agreement.

     12. WAIVER. No waiver or modification of this Agreement shall be valid unless in writing and signed by the parties to this Agreement.

     13. NOTICES. All notices, consents, requests, demands and offers required or permitted to be given under this Agreement will be in writing and will be considered properly given or made when personally delivered to the party entitled thereto, or when mailed by certified United States mail, postage prepaid, return receipt requested, addressed to the addresses appearing in this Agreement. A party may change his address by giving notice to the other party to this Agreement.

     14. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. It shall not be required that any single counterpart hereof be signed by the parties, so long as each party signs any counterpart of this Agreement.

     15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     16. ATTORNEYS' FEES. In case of any action or proceeding to compel compliance with, or for a breach of, any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover from the losing party all costs of such action or proceeding, including, but not limited to, reasonable attorneys' fees.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the day and year first above written.

                                        ECOLOGY COATINGS, INC.,
                                        a California corporation


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------


                                        MDL CONSULTING GROUP, LLC
                                        a Michigan limited liability company


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------